AMENDMENT TO FUND PARTICIPATION AGREEMENT
Janus Aspen Series
(Service Shares)

This Amendment (the "Amendment") to the Agreement (as defined below) is made as of February 24, 2012, between Janus Aspen Series (the "Trust") and Principal Life Insurance Company and Principal National Life Insurance Company (collectively, the "Company").

BACKGROUND

A.	The Trust and the Company are parties to a Fund Participation Agreement dated August 28, 2000, as amended (the "Agreement").

B.	The parties wish to amend the Agreement as set forth below.

AMENDMENT

For good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree to amend the Agreement as follows:

1.     Schedule A to the Agreement shall be deleted in its entirety and replaced with the amended Schedule A attached hereto.

2.     The Agreement, as amended by this Amendment, is ratified and confirmed.

3.	This Amendment may be executed in two or more counterparts, which together shall constitute one instrument.

IN WITNESS WHEREOF, the parties have caused their duly authorized officers to execute this Amendment as of the date and year first above written.

JANUS ASPEN SERIES     PRINCIPAL LIFE INSURANCE COMPANY
By: /s/Stephanie Grauerholz    By: /s/Sara Wiener
Name: Stephanie Grauerholz    Name: Sara Wiener
Title: Vice President    Title: Director, Product Management

PRINCIPAL NATIONAL LIFE INSURANCE COMPANY
By: /s/Sara Wiener
Name: Sara Wiener
Title: Director, Product Management

Schedule A

Separate Accounts and Associated Contracts

Principal Life Insurance Company    Principal Life Insurance Company
Separate Account B    Variable Life Separate Account

(1) The Principal® Variable Annuity     (1)    Principal Benefit Variable Universal Life
(2)    Principal Benefit Variable Universal Life II
(3)    Principal Executive Variable Universal Life
(4)    Principal Executive Variable Universal Life II
(5)    Principal Flexible Variable Life
(6)    Principal Survivorship Flexible Premium Variable
Universal Life
(7)    Principal Variable Universal Life Accumulator
(10)     Principal Variable Universal Life Income II
(11)     PrinFlex Life®

Principal National Life Insurance
Company Variable Life Separate Account

(1) Principal Variable Universal Life Income III